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EXHIBIT 10(AA)
                               SEVERANCE AGREEMENT
                                     BETWEEN
                           FPIC INSURANCE GROUP, INC.
                                       AND
                                 ROBERTA G. COWN



         THIS AGREEMENT, effective as of the 16th day of December 2000, is between FPIC Insurance Group, Inc., a Florida corporation (the "Company"), and ROBERTA G. COWN, an individual (the "Officer").

                               W I T N E S E T H:

         WHEREAS, the Officer is a valuable employee of the Company and an integral part of its management; and

         WHEREAS, the Company wishes to encourage the Officer to continue her career and services with the Company for the period during and after an actual or threatened Change in Control (as hereinafter defined);

         NOW THEREFORE, it is hereby agreed by and between the parties hereto as follows:

         1. Definitions.

                  a. "Board" shall mean the Board of Directors of the Company.

b. "Cause" shall mean the Officer's fraud or dishonesty that has resulted or is likely to result in material economic damage to the Company, or the Officer's willful nonfeasance if such nonfeasance is not cured within ten days of written notice from the Company, as determined in good faith by a vote of at least two-thirds of the non-employee directors of the Company at a meeting of the Board at which the Officer is provided an opportunity to be heard.

                  c. "Change in Control" shall mean the earlier of the following events:

                           (i) either (A) receipt by the Company of a report on
                  Schedule 13D, or an amendment to such a report, filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "1934 Act"), disclosing that any person (as such term is used in Section 13(d) of the 1934 Act) ("Person"), is the beneficial owner, directly or indirectly, of twenty-five percent or more of the outstanding stock of the Company, or (B) actual knowledge by the Company of facts on the basis of which any Person is required to file such a report on Schedule 13D, or to file an amendment to such a report, with the SEC (or would be required to file such a report or amendment upon the lapse of the applicable period of time specified in Section 13(d) of the 1934 Act) disclosing that such Person is the beneficial owner, directly or indirectly, of twenty-five percent or more of the outstanding stock of the Company;

                           (ii) the purchase by any Person, other than the
                  Company or a wholly owned subsidiary of the Company, of shares pursuant to a tender or exchange offer to acquire any stock of the Company (or securities convertible into stock) for cash, securities or any other consideration provided that, after consummation of the offer, such Person is the beneficial owner (as defined in Rule 13d-3 under the 1934 Act regardless of whether the

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                  Company or such Person would otherwise be subject to the 1934
                  Act), directly or indirectly, of twenty-five percent or more of the outstanding stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the 1934 Act in the case of rights to acquire stock regardless of whether the Company or such Person would otherwise be subject to the 1934
                  Act);

                           (iii) either (A) the filing by any Person acquiring,
                  directly or indirectly, twenty-five percent or more of the outstanding stock of the Company of a statement with the Florida Department of Insurance pursuant to Section 628.461 of Florida Statutes or a successor statutory provision, or (B) actual knowledge by the Company of facts on the basis of which any Person acquiring, directly or indirectly, twenty-five percent or more of the outstanding stock of the Company or a controlling company is required to file such a statement pursuant to Section 628.461 of Florida Statutes or a successor provision.

                           (iv) (A) any consolidation or merger of the Company
                  in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock of the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which holders of its stock immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before, or (B) any consolidation or merger in which the Company is the continuing or surviving corporation but in which the common shareholders of the Company immediately prior to the consolidation or merger do not hold at least a majority of the outstanding common stock of the continuing or surviving corporation (except where such holders of common stock hold at least a majority of the common stock of the corporation that owns all of the common stock of the Company), or (C) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (D) any merger or consolidation of the Company where, after the merger or consolidation, one Person owns 100% of the shares of stock of the Company (except where the holders of the Company's common stock immediately prior to such merger or consolidation own at least 90% of the outstanding stock of such Person immediately after such merger or consolidation); or

                           (v) a change in the majority of the members of the
                  Board within a 24-month period unless the election or nomination for election by the Company's shareholders of each new director was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the 24-month period.

                  d. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  e. "Constructive Discharge" shall mean any (i) material change by the Company of the Officer's position, functions, or duties to an inferior position, functions, or duties from that in effect on the date of this Agreement or (ii) assignment or reassignment by the Company of the Officer without the Officer's consent to another place of employment more than 50 miles from the Officer's current place of employment.

                  f. "Coverage Period" shall mean the period beginning December 22, 2000 and ending December 21, 2002.

         2.       Term.

         This Agreement shall be effective during the Coverage Period and shall terminate upon the termination thereof.

         3.       Severance Benefit.
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                  a. If at any time during the Coverage Period the Officer's employment is terminated by the Company for any reason other than Cause, death or disability, then the Company shall thereafter continue to pay to the Officer her then base salary for an additional twelve month period, payable in the same manner as prior to her termination of employment. In the event that during the Coverage Period a Constructive Discharge occurs following a Change of Control, the Officer shall have the right for a three month period following such Constructive Discharge to terminate her employment with the Company by providing not less than 90 days written notice thereof (specifying the event relied upon for the Constructive Discharge) to the Company (which notice period may be shortened by the Company at any time in its discretion resulting in an earlier termination date) and following such termination the Company shall thereafter continue to pay to the Officer her then base salary for an additional twelve month period, payable in the same manner as prior to her termination of employment. In the event of the termination of the Officer's employment as provided in this paragraph 3(a), the Officer shall be 100% vested in all of the Company's stock options held by the Officer. The Officer's termination of employment with the Company to become an employee of a corporation that owns 100% of the Company shall not be considered a termination of employment for purposes of this Agreement. The subsequent termination of the Officer's employment from such corporation shall be considered a termination of employment for purposes of this Agreement.

                  b. The Company and the Officer, upon mutual written agreement, may waive any of the provisions in paragraph 1(e) that would otherwise constitute a Constructive Discharge. Within ten days of receiving such written notice from Officer, the Company may cure the event that constitutes a Constructive Discharge.

                  c. In the event of any termination of the Officer's employment described in paragraph 3(a), the Officer shall be under no obligation to seek other employment, and there shall be no offset against amounts due the Officer under this Agreement on account of any remuneration attributable to any subsequent employment.

         4.       Source of Payments.

         All payments provided for in paragraph 3 above shall be paid in cash from the general funds of the Company; provided, however, that such payments shall be reduced by the amount of any payments made to the Officer or her dependents, beneficiaries or estate from any trust or special or separate fund established by the Company to assure such payments. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Officer shall have no right, title or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Officer or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to this Agreement, such right shall be no greater than the right of an unsecured creditor of the Company.

         5.       Mediation and Arbitration.

         Any dispute or controversy arising out of or in relation to this Agreement shall first be submitted to mediation in the City of Jacksonville, Florida in accordance with the Commercial Mediation Rules of the American Arbitration Association. If mediation fails to resolve such dispute or controversy, then such dispute or controversy shall be determined and settled by arbitration in the City of Jacksonville, Florida, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The parties hereto agree to use good faith efforts to select a mediator and, if mediation fails to resolve such dispute or controversy, an arbitrator. If the parties cannot agree upon a mediator or arbitrator, such mediator or arbitrator shall be selected in accordance with the relevant Commercial Rules of the American Arbitration Association then in effect. Whenever any action is required to be taken under this Agreement within a specified period of time and the taking of such action is materially affected by a matter
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submitted to mediation or arbitration, such period shall automatically be extended by the number of days plus ten that are taken for the determination of that matter by the parties through mediation or otherwise by the arbitrator.

         6.       Income Tax Withholding.

         The Company may withhold from any payments made under this Agreement all federal, state or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         7.       Entire Understanding.

         This Agreement contains the entire understanding between the Company and the Officer with respect to the subject matter hereof and supersedes any prior agreements or understandings between the Company and the Officer with respect thereto.

         8.       Severability.

         If, for any reason, any one or more of the provisions or part of a provision contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement not held so invalid, illegal or unenforceable, and each other provision or part of a provision shall to the full extent consistent with law continue in full force and effect.

         9.       Consolidation, Merger, or Sale of Assets.

                  If the Company consolidates or merges into or with, or transfers all or substantially all of its assets to, another corporation, the term "Company" as used herein shall mean such other corporation and this Agreement shall continue in full force and effect.

         10.      Notices.

         All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if hand delivered or mailed, postage prepaid, certified or registered, first class as follows:

         a.       to the Company:

                  FPIC Insurance Group, Inc.
                  Attention:  Chief Executive Officer
                  225 Water Street, Suite 1400
                  Jacksonville, Florida 32202

         b.       to the Officer:

                  Roberta G. Cown
                  4443 Royal Tern Court
                  Jacksonville Beach, FL 32250

or to such other address as either party shall have previously specified in writing to the other.
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         11.      No Attachment.

         Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

         12.      Binding Agreement.

         This Agreement shall be binding upon, and shall inure to the benefit of, the Officer and the Company and their respective permitted successors and assigns.

         13.      Modification and Waiver.

         This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement except by written instrument signed by the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

         14.      Headings of No Effect.

         The paragraph headings contained in this Agreement are included solely for convenience of reference and shall not in any way affect the meaning or interpretation of any of the provisions of this Agreement.

         15.      Governing Law.

         This Agreement and its validity, interpretation, performance, and enforcement shall be governed by the laws of the State of Florida without giving effect to the choice of law provisions in effect in such State.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                 FPIC INSURANCE GROUP, INC.


                                 By:
                                       ----------------------------------------
                                             John R. Byers



                                       ----------------------------------------
                                             Roberta G. Cown